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                                                                    Exhibit 99.1

                          IMCLONE SYSTEMS INCORPORATED

                 1996 INCENTIVE STOCK OPTION PLAN, AS AMENDED(1)


                                   ARTICLE 1
                                 PURPOSE OF PLAN

         Section 1.01. General Purpose. The purpose of this Incentive Stock Option Plan (the "PLAN") is to promote the interests of ImClone Systems Incorporated, and any subsidiaries of such company, as from time to time may be formed or acquired (collectively, the "COMPANY"), by affording key executives and employees an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such employees increased personal interest in its continued success.

         Section 1.02. Statutory Stock Option. Options granted under the Plan are intended to be "incentive stock options" to which Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), applies.



                                   ARTICLE 2
                             SHARES SUBJECT TO PLAN

         Section 2.01. Descriptions Of Shares. Subject to Article 7 hereof, the stock to which the Plan applies is shares of the Company's common stock, $.001 par value ("COMMON STOCK"), either authorized but unissued or Treasury shares. The number of shares of Common Stock to be issued or sold pursuant to options granted hereunder shall not exceed 11,000,000 shares; provided, that such number shall be reduced by the number of shares which have been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1996 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), to the same extent as if such sales had been made or options had been granted pursuant to this Plan.

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         (1) This plan was adopted by the board on February 25, 1996 and approved by the stockholders on June 3, 1996; it was amended by the Board on April 3, 1997 and such amendments were ratified by the stockholders on June 3, 1997; it was amended by the Board on March 29, 1999 subject to shareholder approval and such amendments were ratified by the stockholders on May 24, 1999; it was amended by the Board on December 16, 1999; it was amended by the Board on April 14, 2000 and such amendments were ratified by the stockholders on May 31, 2000; it was amended by the Board on September 18, 2000; it was amended by the Board on November 15, 2001.
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         Section 2.02. Restoration Of Unpurchased Shares. Any shares subject to an option granted hereunder or under the Non-Qualified Plan that, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option to be granted hereunder.


                                    ARTICLE 3
                     ADMINISTRATION; COMMITTEES; AMENDMENTS

         Section 3.01. Administration. The Plan shall be administered by any of the Compensation Committee, the Stock Option Committee (which is a subcommittee of the Compensation Committee) (collectively, the "COMMITTEES") or the Company's Board of Directors (the "BOARD"). The Committees shall be comprised of not less than two persons who shall be appointed by the Board from among the members of the Board. Members of the Committees shall not be eligible to become participants under the Plan while they are members of the Committees or for a period of three months thereafter.

         Section 3.02. Duration; Removal; Etc.. The members of the Committees shall serve at the pleasure of the Board, which shall have the power at all times to remove members from the Committees or to add members thereto. Vacancies in the Committees, however caused, shall be filled by action of the Board.

         Section 3.03. Meetings; Actions Of Committees. Each of the Committees and the Board may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions or determinations of each of the Committees and the Board shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made at a meeting duly called and held. Each of the Committees and the Board may make such rules and regulations for the conduct of its business not inconsistent herewith, as it may deem advisable.

         Section 3.04. Interpretation. The interpretation and construction by any of the Committees or the Board of the provisions of the Plan or of the options granted hereunder shall be final, unless in the case of the Committees otherwise determined by the Board. No member of the Board or of the Committees shall be liable for any action taken or determination made in good faith.

         Section 3.05. Amendments Or Discontinuation. The Board may make such amendments, changes, and additions to the Plan, or may discontinue and terminate the Plan, as it may deem advisable from time to time; provided, however, that no action shall affect or impair any options theretofore granted under the Plan, and provided, further, however, that the affirmative vote of the owners of a majority of the outstanding shares of Common Stock present at a meeting in person or by proxy and entitled to vote at the meeting shall be

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necessary to effect any amendment to the Plan which would (a) increase the number of shares of Common Stock subject to options granted under the Plan, or
(b) authorize the granting of options at a price below the minimum price established by Section 5.03 hereof.


                                    ARTICLE 4
                  PARTICIPANTS; MAXIMUM GRANT; DURATION OF PLAN

         Section 4.01. Eligibility And Participation. Options shall be granted only to persons ("PARTICIPANTS") who at the time of granting are key executives or key employees of the Company. Subject to the provisions of Section 4.03 hereof, the Committees or the Board shall determine the key executives and key employees to be granted options hereunder, the number of shares of Common Stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the Plan.

         Section 4.02. Guidelines For Participation. In selecting Participants and determining the numbers of shares of Common Stock for which options are to be granted the Committees or the Board shall consult with officers and directors of the Company, and shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as any of the Committees or the Board shall deem relevant.

         Section 4.03. Maximum Grant. Notwithstanding anything to the contrary in the Plan, options granted to a Participant in any calendar year (under all plans, including the Plan, providing for the grant of incentive stock options of the Company and its parent and subsidiaries) in excess of the limitations of
Section 422(d) of the Code shall not be considered Incentive Stock Options granted under this Plan and shall be deemed to be options granted under the Non-Qualified Plan.

         Section 4.04. Duration Of Plan. All options under the Plan shall be granted within ten years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.


                                   ARTICLE 5
                         TERMS AND CONDITIONS OF OPTIONS

         Section 5.01. Individual Stock Option Agreement. All stock options granted pursuant to the Plan shall be evidenced by stock option agreements or notices ("STOCK OPTION AGREEMENTS"), which need not be identical, in such form as any of the Committees or the Board shall from time to time approve, subject to the terms of the Plan which may, but need not, be executed or acknowledged by a Participant.

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         Section 5.02. Number Of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock with respect to which the option is granted, the terms and conditions of the option, and the exercise price or prices thereof, it being understood that any of the Committees or the Board shall have authority to prescribe in any Stock Option Agreement that the option evidenced thereby may be exercisable in full or in part, as to any number of shares subject thereto, at any time or from time to time during the term of the option, or in such installments at such times during said term as any of the Committees or the Board may determine; provided that no option granted pursuant to the Plan shall be exercisable after the expiration of ten years from the date such option is granted. A previously granted incentive stock option shall be treated as outstanding until it is exercised in full or expires by reason of the lapse of time. Except as otherwise provided in any Stock Option Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under such option. Any of the Committees or the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted hereunder.

         Section 5.03. Option Price. The price at which the shares of Common Stock subject to each option granted under this Plan may be purchased (the "OPTION PRICE" or "EXERCISE PRICE") shall be determined by any of the Committees or the Board, which shall have authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices, but in no case shall the original exercise price of any option be less than 100% of the fair market value of such shares on the date the option is granted, as determined by any of the Committees or the Board in accordance with applicable Treasury Regulations. Notwithstanding anything contained to the contrary herein, no option shall be granted to any employee who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary unless, at the time option is granted, the exercise price of the option is at least 110% of the fair market value of the shares of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. For purposes of determining the ownership of stock of the Company, the rules of Section 424(d) of the Code shall be applied.

         Section 5.04. Method Of Exercising Option; Full Payment. Subject to
Section 6.01 and 6.02 hereof, options granted pursuant to the Plan may be exercised only if the Participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, an employee of the Company, a parent or subsidiary of the Company, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in respect of such option in a transaction to which Section 424(a) of the Code applies. Options shall be exercised by written notice to the Company,

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addressed to the Company at its principal place of business. Such notice shall state the Participant's election to exercise the option and the number of shares of Common Stock in respect of which it is being exercised, and shall be signed by the Participant so exercising the option. Such notice shall be accompanied by
(a) payment of the full purchase price of such shares, which payment shall be in cash, by check or in stock of the Company that has been owned by the participant for at least six months, or notes of the Company or, as agreed to by the Board, other consideration; and (b) such written representations and other documents as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "FAIR MARKET VALUE" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the purchaser as soon as practicable after receipt of such notice, subject to Article VIII hereof. Any of the Committees or the Board may amend an already outstanding Stock Option Agreement to add a provision permitted by clause (a) of this Section 5.04, and no such amendment, by itself, shall be deemed to constitute the grant of a new option for purposes of this Plan; provided that this sentence shall not be determinative of whether any such amendment constitutes a new grant for purposes of qualification as an Incentive Stock Option.

         Section 5.05. Rights As A Shareholder. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an option granted under the Plan until the date of the issuance to such Participant of stock certificates in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         Section 5.06. Other Provisions. Stock Option Agreements entered into pursuant to the Plan may contain such other provisions (not inconsistent with the Plan) as any of the Committees or the Board may deem necessary or desirable, including, but not limited to, covenants on the part of the Participant not to compete, not to sell Common Stock obtained from the exercise of options for specified periods of time, and remedies available to the Company in the event of the breach of any such covenant.

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                                   ARTICLE 6
                   TERMINATION OF EMPLOYMENT; TRANSFERABILITY

         Section 6.01. Termination Of Employment. Except as otherwise provided in connection with the grant of any option or the termination of any Participant, in the event a Participant's employment or service with the Company is terminated other than by reason of death or disability, (a) with respect to options granted prior to December 16, 1999, the right to exercise any unexercised option or unexercised portion of any option (regardless of whether or not vested) granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and, (b) with respect to options granted on or after December 16, 1999, (i) the right to exercise any unvested option or unvested portion of any option granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and (ii) the right to exercise any option or portion of any option granted under the Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of (A) the thirtieth day following such termination of employment or service or (B) the date such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing terms, and the shares of Common Stock subject to the unexercised portion of such option may again be subject to new options under the Plan.

         Section 6.02. Death Or Disability Of Participant. Except as otherwise permitted in connection with the grant of any option or the death or disability of a Participant, in the event a Participant dies or is disabled while in the employ of the Company or of a parent or subsidiary of the Company, any options theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only in the case of death (a) by the person or persons to whom the Participant's rights under the option shall pass by will or the laws of descent and distribution, and, in the case of disability, by such Participant or his legal representative, and (b) if and to the extent that he was entitled to exercise the option at the date of his death.

         Section 6.03. Transferability. Options granted to a Participant under the Plan shall not be transferable otherwise than by will, by the laws of descent and distribution, or (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the Participant's lifetime, options shall be exercised only by such Participant, such Participant's guardian or legal representative, or (if authorized in the applicable Stock Option Agreement) such Participant's transferee pursuant to a QDRO.

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                                   ARTICLE 7
                               CAPITAL ADJUSTMENTS

         Section 7.01. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by any of the Committees or the Board as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights; provided, however, that any such adjustment shall comply with the rules of Section 424(a) of the Code and provided further that in no event shall any adjustment be made that would cause any option granted hereunder to be considered other than an incentive stock option. Any determination made by any of the Committees or the Board under this Article VII shall be final, binding and conclusive upon each Participant.

                                   ARTICLE 8
                                CHANGE IN CONTROL

         Section 8.01. Change In Control. Upon the occurrence of a Change in Control, each outstanding option under the Plan shall become fully (100%) vested and exercisable.

For purposes of this Plan, a "CHANGE IN CONTROL" of the Company means the occurrence of one of the following events:

                  (i) individuals who, on the effective date of the Plan (the "EFFECTIVE DATE"), constitute the Board (the "INCUMBENT DIRECTORS") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

                  (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after

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         the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "COMPANY VOTING SECURITIES"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:
         (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph
         (iii)).

                  (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "BUSINESS COMBINATION"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "SURVIVING CORPORATION"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "PARENT CORPORATION"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "NON-QUALIFYING TRANSACTION"); or

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                  (iv) stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.


                                   ARTICLE 9
                            LEGAL REQUIREMENTS, ETC.

         Section 9.01. Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares issued upon the exercise of options granted under the Plan.

         Section 9.02. Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of any option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not be immediately transferable:

                  The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sales, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state Securities laws.

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         Section 9.03. Private Offering. The options to be granted under the
Plan are available only to a limited number of present and future key executives and employees of the Company and its subsidiaries who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company but are to encourage stock ownership by the Company's key personnel. By the act of accepting an option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such option, they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.


                                   ARTICLE 10
                                     GENERAL

         Section 10.01. Application Of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of options therefore shall be used for general corporate purposes.

         Section 10.02. Right Of The Company To Terminate Employment. Nothing contained in the Plan or in a Stock Option Agreement shall confer upon any Participant any right to be continued in the employ of the Company or of any subsidiary of the Company, or interfere in any way with the right of the Company, or such subsidiary, to terminate his employment for any reason whatsoever, with or without cause, at any time.

         Section 10.03. No Obligation To Exercise. The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

         Section 10.04. Effectiveness Of Plan. The Plan shall become effective upon its adoption by the shareholders of the Company. Options may be granted under the Plan prior to the approval of the Plan by the Shareholders, but no such option may be exercised prior to such approval.

         Section 10.05. Other Benefits. Participation in the Plan shall not preclude a Participant from eligibility in any other stock benefit plan of the Company or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other plan which the Company has adopted, or may, at any time, adopt for the benefit of its parents' or its subsidiaries executives and/or employees.

         Section 10.06. Company Records. Records of the Company as to a Participant's period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters will be conclusive for all purposes hereunder.

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         Section 10.07. Tax Requirement. The exercise or surrender of any option under this Plan shall constitute a Participant's full and complete consent to whatever action the Committee elects to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

         Section 10.08. Interpretations And Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within any of the Committees or Board's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         Section 10.09. Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by any of the Committees or the Board to perform its duties and functions under the Plan.

         Section 10.10. Notice Of Disqualifying Disposition. If a Participant sells or otherwise disposes of any share of Common Stock transferred to him pursuant to the exercise of an option granted hereunder within two years from the date of the granting of the option or within one year of the transfer of such shares to him (i.e., a "disqualifying disposition"), the Participant, within ten days thereafter, shall furnish to any of the Committees or the Board at the principal offices of the Company, written notice of such sale or other disposition.

         Section 10.11. Governing Law. The Plan and any and all options granted thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

         Section 10.12. Certain Definitions.

         (a) "PARENT". The term "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

         (b) "SUBSIDIARY". The term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

         (c) "INCENTIVE STOCK OPTION". The term "incentive stock option" shall mean an option described in Section 422(b) of the code.

         (d) "DISABLED". The term "disabled" shall have the definition set forth in Section 22(a)(3) of the Code.


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